UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2009

First Reliance Bancshares, Inc.
(Exact name of registrant specified in its charter)
South Carolina	000-49757	80-0030931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West Palmetto Street Florence, South Carolina		29501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(843) 656-5000

[not applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

On January 9, 2009, First Reliance Bancshares, Inc. (“First Reliance”), the parent holding company of First Reliance Bank, was advised by the U.S. Department of Treasury (the “Department”) that First Reliance had received preliminary approval to participate in the Department’s TARP Capital Purchase Program (the “Program”), a voluntary program available to financial institutions that satisfy criteria established by the Department and federal banking regulators.  Subject to final regulatory approval and upon completion of the transaction, First Reliance will receive $14.9 million from the Department in exchange for the issuance of $14.9 million in shares of senior preferred stock and warrants to purchase additional shares of senior preferred stock.  First Reliance expects the closing to occur prior to the end of the first quarter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

/s/ Jeffrey A. Paolucci
Date: January 20, 2009	Jeffrey A. Paolucci
Chief Financial Officer